UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2010

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 548-2900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Catalyst Health Solutions, Inc. (the “Company”) has announced the following management changes effective June 22, 2010.

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Nick J. Grujich, age 47, has been appointed Executive Vice President of Strategic Business Operations of the Company. Mr. Grujich will no longer serve as the Chief Operating Officer of the Company. Mr. Grujich has served as the Executive Vice President and Chief Operating Officer since joining the Company in February 2005.

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Richard A. Bates, age 41, has been appointed President and Chief Operating Officer of the Company. Mr. Bates served as Executive Vice President of the Company since August 2009 with responsibility for the management and direction of the following departments: Sales, Strategic Initiatives, Client Services, Marketing, Clinical Program Management, Corporate Clinical Pharmacy Services, Pharmacy Benefits and Pharmacy Administration, as well as Financial Business Operations. Prior to joining the Company, Mr. Bates ran the specialty business division at Coventry Healthcare, where he was responsible for the behavioral health, dental, network rental and pharmacy businesses, along with business development for ancillary products and services.

A copy of the Company’s press release announcing these management changes is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed with this report:

99.1       Press release dated June 25, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date: June 25, 2010	By:	/s/ Hai V. Tran
		Name:	Hai V. Tran
		Title:	Chief Financial Officer and Treasurer

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